UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) March 22, 2001



                        MEGA MICRO TECHNOLOGIES GROUP
       (Exact name of registrant as specified in charter)


     NEVADA                                       88-0287451
     (State of other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     6455 South Industrial, Suite G
     Las Vegas, Nevada                            89118
     (Address of Principal Executive Office)      (Zip Code)

                               (702) 260-0900
              (Registrant's Executive Office Telephone Number)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     Not applicable.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Not applicable.


ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

     Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Not applicable

ITEM 5.   OTHER EVENTS

     The Company announced in a press release (filed herewith) the liquidation of its wholly owned subsidiary, Mega Micro, Inc. ("Mega"). Mega was a retail/wholesale computer technology hardware company operating in San Diego, California.

     The Company effectuated the liquidation of Mega on March 22 through a purchase by an unaffiliated company for the amount of $200,000 plus the tender of 500,000 shares of the Company's common stock that was held by a previous founder of the Company and a principal of the acquiring company. Mega had a net asset value at the time of sale of approximately $50,000 and had operated at a loss for almost ten months prior to the sale. Management had determined, that given the significant downturn of the retail computer hardware industry and gross margin percentages, it was in the Company's best interest to sell Mega prior to funding any additional cash deficit.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     In addition to the liquidation of Mega, The Company has initiated an overall corporate restructuring program. As part of the restructuring, Thomas Embrogno, president and COO, and David Steffey, VP of Operations, have resigned effective today. Mr. Embrogno and Mr. Steffey will continue to assist the Company as advisors.

     Bruce Voss, a director, also resigned effective April 2.

     Robert M. Stander, chairman and CEO, has taken over as acting president.

ITEM 7.   FINANCIAL STATEMENTS

     Not applicable.

ITEM 8.   CHANGE IN FISCAL YEAR

     Not applicable.

EXHIBITS
99*  Press Release Dated April 9, 2001
______
*Filed herewith

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                  MEGA MICRO TECHNOLOGIES GROUP

                                  By: /s/ Robert Stander
                                  Robert Stander, President


Date: April 9, 2001